***Text Omitted and Filed Separately
with Securities and Exchange Commission
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2 of the
Securities Exchange Act of 1934, as amended.

FIFTH AMENDMENT TO THE LICENSE AGREEMENT EFFECTIVE MAY 13, 2002
BETWEEN
CHIMERIX, INC.
AND
THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
FOR
CASE NOS. [...***...], [...***...] AND [...***...]

This fifth amendment to the agreement (“Fifth Amendment”) is made by and between Chimerix, Inc., a Delaware corporation having an address at 2505 Meridian Parkway, Suite 340, Durham, NC 27713 (“Chimerix”), and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, CA 94607-5200 (“University”) as represented by its San Diego campus having an address at University of California San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, CA 92093-0910 (“UCSD”).
Capitalized terms used but not otherwise defined herein shall have the meaning given them in the license agreement between Chimerix and University effective May 13, 2002, having UC Control No. [...***...] (“Original Agreement”), as amended by the previously executed first amendment effective September 11, 2002, having UC Control No. [...***...] (the “First Amendment”), and second amendment effective December 17, 2010, having UC Control No. [...***...] (the “Second Amendment”), and third amendment effective September 14, 2011, having UC Control No. [...***...] (the “Third Amendment”), and fourth amendment effective July 19, 2012 having UC Control No. [...***...] (the “Fourth Amendment”), and any other revisions regarding the Patent Rights previously made. The Original Agreement, together with, and as amended by, those revisions, the First Amendment the Second Amendment, the Third Amendment and the Fourth Amendment are collectively referred to herein as the “Agreement”.
This Fifth Amendment is effective on the date of last signature (“Fifth Amendment Effective Date”).
WHEREAS, pursuant to the Fourth Amendment, the parties extended the deadline for achievement of the due diligence milestone set forth in Paragraph 3.3(a)(6) of the Original Agreement for four years, and Chimerix has now requested that such deadline be extended by an additional two (2) years;
WHEREAS, as a result of the extension of such deadline under the Fourth Amendment and the additional extension of such deadline requested by Chimerix, the expected royalty period for Licensed Products would be reduced by six (6) years; and
WHEREAS, for the mutual benefit of the University and Chimerix, the parties desire to amend the Agreement to: (a) extend the Term (and thereby the period during which Chimerix is obligated to make royalty payments) for an additional five years; (b) provide for a [...***...] reduction in Chimerix’s royalty obligations under Paragraph 3.1(c) of the Agreement during the last five (5) years of the Term; and (c) extend the deadline for achievement of the due diligence milestone set forth in Paragraph 3.3(a)(6) of the Agreement by an additional two (2) years.
Now, Therefore, Chimerix and University agree to amend the Agreement as set forth in this Fifth Amendment.
ARTICLE 1. DEFINITIONS
Paragraph 1.5 is amended and restated to read in its entirety as follows:
“Term” means the period of time beginning on the Effective Date and ending on the later of (i) the expiration date of the longest-lived Patent Rights; or (ii) the twenty-sixth (26th) anniversary of the Effective Date.
ARTICLE 3. CONSIDERATIONS
Paragraph 3.1(c)(iv) is added to read in its entirety as follows:
Effective as of May 13, 2023, and thereafter for the remainder of the Term: (A) the Royalty Rate shall be reduced by [...***...] (i.e., from [...***...] to [...***...]); (B) such reduced rate shall be subject to any applicable adjustments pursuant to Paragraph 3.1(c)(i) and Paragraph 3.1(c)(ii); and (C) Paragraph 3.1(c)(iii) shall terminate and be of no further force or effect; provided, however, that under no circumstances shall the royalty due to UNIVERSITY on or after May 13, 2023, be less than [...***...] of the amount due without the deductions allowable under Paragraph 3.1(c)(i) and Paragraph 3.1(c)(ii) – i.e., the royalties due to UNIVERSITY shall never be less than [...***...] on Net Sales of Licensed Products by LICENSEE or its Affiliates.
Paragraph 3.3(a)(6) is amended and restated to read in its entirety as follows:
on or before the date ending eighteen (18) years after the Effective Date file with US FDA an NDA or PLA (or its equivalent in a foreign country) for first Licensed Product; and
ADDITIONAL CONSIDERATION TO UNIVERSITY
A one-time amendment fee of [...***...] ([...***...]) payable within thirty (30) days of the Fifth Amendment Effective Date.
Except as specifically amended by this Fifth Amendment, the Agreement shall remain in full force and effect in accordance with its terms. The parties agree that this Fifth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Chimerix and University have executed this Fifth Amendment by their respective duly authorized representatives.

CHIMERIX, INC.                THE REGENTS OF THE
UNIVERSITY OF CALIFORNIA

By: /s/ Timothy W. Trost                    By: /s/ Donna Shaw
(Signature)                            (Signature)

Name: Timothy W. Trost                        Donna Shaw, Ph.D., CLP

Title: SVP & CFO	Associate Director,
Office of Innovation and Commercialization
Date: 4/24/18                    Date: April 24, 2018

***Confidential Treatment Requested
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